Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference of the Registration Statement (Form S-8 No. 333-84091) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our reports dated January 10, 2007, with respect to the financial statements and financial statement schedule of Harvey Electronics, Inc. included in the Annual Report (Form 10-K) for the year ended October 28, 2006.






/s/BDO Seidman,LLP
------------------
BDO Seidman, LLP
Melville, New York
January 26, 2007